Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement sets forth the terms and conditions of a settlement between and among the State of North Carolina, by and through the North Carolina Attorney General, and Bladen County, Brunswick County, Columbus County, Cumberland County, New Hanover County, Robeson County, Sampson County, Town of Wrightsville Beach, City of Lumberton, Village of Bald Head Island, and Lower Cape Fear Water and Sewer Authority, on the one hand; and EIDP, Inc., Corteva, Inc., DuPont de Nemours Inc., The Chemours Company, and The Chemours Company FC, LLC, on the other hand.

WHEREAS, E. I. du Pont de Nemours and Company formerly owned and operated a chemical manufacturing facility located in Bladen County, North Carolina, commonly known as “Fayetteville Works,” and, in connection with its separation and spin-off of The Chemours Company, ownership and operation of Fayetteville Works were transferred to Chemours FC, which has owned and operated Fayetteville Works as an independent company since July 1, 2015;

WHEREAS, the State has alleged that Environmental Releases from Fayetteville Works have resulted in PFAS contamination throughout the Lower Cape Fear region, including contamination of the drinking water of North Carolina residents, as well as groundwater, surface water, soil, and sediment;

WHEREAS, on February 25, 2019, the State, through the North Carolina Department of Environmental Quality (“NCDEQ”), and Chemours FC, agreed to the entry of a Consent Order to establish a comprehensive framework to address PFAS impacts associated with Fayetteville Works in compliance with applicable environmental laws and regulations administered by NCDEQ;

WHEREAS, since entry of the Consent Order, Chemours FC has devoted substantial resources to the performance of obligations thereunder, including by ceasing the discharge of process wastewater; constructing an over-one-mile-long subsurface barrier wall to prevent PFAS contamination from migrating into the Cape Fear River; installing multiple treatment systems to treat contaminated groundwater and stormwater; installing air pollution control technology to control PFAS; and by sampling approximately 27,500 wells and offering approximately 10,500 replacement drinking water systems, among other investigation, remediation and emission control measures;

WHEREAS, Chemours FC has incurred approximately $1.193 billion in connection with its compliance with the Consent Order and currently anticipates that it will incur additional expenditures in carrying out remaining obligations under the Consent Order;

WHEREAS, substantial progress has been achieved under the Consent Order and certain provisions of the Consent Order have been completed;

WHEREAS, Chemours FC renews its commitments to satisfy the remaining open obligations under the Consent Order, and Chemours FC and the State through NCDEQ intend to work to ensure resolution of the remaining obligations;

WHEREAS, Corteva and DuPont are committed to providing $135,000,000 in financial assurance for Chemours FC’s remaining obligations under the Consent Order to the extent specified in this Agreement;

WHEREAS, on February 26, 2024, the United States District Court for the District of South Carolina approved the Public Water System Class Settlement in the AFFF MDL, which resolved certain PFAS-related Claims of participating public water systems, subject to the exclusions and participation requirements set forth therein;

WHEREAS, certain public water systems located in or providing public services to Bladen, Brunswick, Columbus, Cumberland, New Hanover, and Robeson Counties were excluded from the Public Water System Class Settlement, and Pender County requested inclusion in that settlement;

WHEREAS, separate from the Consent Order and the Public Water System Class Settlement, on October 13, 2020, the State, through the Attorney General, commenced a civil action against Settling Defendants seeking, among other things, damages for past and future harms to North Carolina’s Natural Resources associated with PFAS releases from Fayetteville Works;

WHEREAS, certain Settling State Subdivisions have also asserted certain Claims against the Settling Defendants seeking compensation for alleged harms associated with Environmental Releases of PFAS from Fayetteville Works, including, but not limited to, costs associated with addressing PFAS contamination in drinking water; and

WHEREAS, without any admission of fault or liability, this Agreement is intended to fully, finally, and forever resolve, discharge, and settle all Released Claims of all Releasors against all Released Parties, including all such Claims asserted in any of the Litigations against all Released Parties (as each of the foregoing terms is defined herein), upon and subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in recognition of and reliance on the foregoing and the terms and conditions set forth below, IT IS HEREBY AGREED by, among, and between the Parties, as follows:

I.
Definitions

As used in this Agreement, the following capitalized terms have the meanings specified below.

A.
“Additional State Subdivisions.” All local governments, political subdivisions, public entities, and publicly owned or operated public water systems or watershed or sewer systems, other than the Settling State Subdivisions, located in or providing public services within any portion of the following jurisdictions: Bladen County; Brunswick County; Columbus County; Cumberland County; New Hanover County; Pender County; Robeson County; or Sampson County. Notwithstanding the prior sentence, “Additional State Subdivisions” does not include entities that have filed a Claim against any of the Companies as of the Execution Date, relating to or arising from the Covered Conduct, including but not limited to the Cape Fear

Public Utility Authority, which maintains its action in Cape Fear Public Utility Authority v. The Chemours Company FC, LLC et al., No. 7:17-cv-00195-D (E.D.N.C.).
B.
“AFFF.” Aqueous film-forming foam, a firefighting product, that contains PFAS.
C.
“AFFF Actions.” All actions brought by the State or the Attorney General against any Settling Defendant in or transferred to the AFFF MDL, including the actions captioned State of North Carolina v. The 3M Company et al., No. 2:22-cv-00014-RMG; State of North Carolina v. The 3M Company, et al., No. 2:22-cv-00015-RMG; State of North Carolina v. The 3M Company et al., No. 2:22-cv-00040-RMG; State of North Carolina v. The 3M Company et al., No. 2:22-cv-00041-RMG; State of North Carolina v. 3M Company et al., No. 2:22-cv-04416-RMG; and State of North Carolina v. 3M Company et al., No. 2:22-cv-04431-RMG.
D.
“AFFF MDL.” The multi-district litigation captioned In re: Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873 (D.S.C.).
E.
“Agreement.” This Settlement Agreement, inclusive of all exhibits attached hereto.
F.
“Attorney General.” The Attorney General of the State of North Carolina (or his authorized designee) and his successors.
G.
“Attorney General North Carolina Action.” The State of North Carolina ex rel. Jeffrey Jackson, Attorney General v. E.I. du Pont de Nemours and Company, et al., North Carolina Business Court, Case No. 20 CVS 005612-250, including the related appeal and proceedings before the Supreme Court of North Carolina, Case No. 436A21-2.
H.
“CERCLA.” The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.
I.
“Chemours” or “The Chemours Company.” A corporation duly organized under the laws of the State of Delaware, with its principal place of business located at 1007 N. Market Street, Wilmington, Delaware 19801.
J.
“Chemours FC” or “The Chemours Company FC, LLC.” A limited liability company and wholly owned subsidiary of Chemours, duly organized under the laws of the State of Delaware, with its principal place of business located at 1007 N. Market Street, Wilmington, Delaware 19801.
K.
“Claim” or “Claims.” All claims, counterclaims, cross-claims, demands, rights, actions, suits, and causes of action of every nature, description and theory whatsoever, whether legal, equitable, statutory, administrative, or regulatory, regardless of the type or nature of damages or relief claimed and regardless of whether ascertained or unascertained, suspected or unsuspected, existing now, in the past, or arising in the future, known or unknown, filed or unfiled, asserted or unasserted, including for Natural Resource Damages, other damages or monetary relief, remediation, monitoring or cleanup costs, civil penalties, punitive damages, injunctive relief, attorneys’ fees, expert witness fees, expenses, and costs; provided, however, that this definition of Claim does not alter, affect or supersede any limitations or exceptions to the definition of Covered Conduct.
L.
“Companies.” EIDP, Corteva, DuPont, Chemours, and Chemours FC (each, a “Company”).
M.
“Corteva, Inc.” or “Corteva.” A corporation duly organized under the laws of the State of Delaware, with its principal place of business located at 9330 Zionsville Road, Indianapolis, Indiana 46268.
N.
“Consent Order.” The Consent Order entered on February 25, 2019, in State of North Carolina ex rel. Michael S. Regan, Secretary, North Carolina Department of Environmental Quality v. The Chemours Company FC, LLC, No. 17 CVS 580, in the Superior Court of Bladen County, North Carolina, as supplemented by the Addendum to Consent Order Paragraph 12 entered on October 12, 2020, and including all attachments and any subsequent amendments, addenda, or modifications thereto.
O.
“Contamination” or “Contaminant.” Any (i) hazardous substance designated under CERCLA, including as set forth in 40 C.F.R. § 302.4; hazardous substance designated pursuant to N.C. Gen. Stat. §§ 143-215.77 and 143-215.77A; hazardous waste or solid waste as defined in N.C. Gen. Stat. § 130A-290; or waste, air contaminant, pollutant, or other substance regulated under Article 21 or Article 21A of Chapter 143 of the North Carolina General Statutes or (ii) other substance alleged, or that could have been alleged, in any of the Litigations to have been discharged, released, emitted, disposed of, or otherwise introduced into the Environment at or from the Companies’ operations through the Execution Date. This definition shall not, for purposes of this Agreement, include PFAS.
P.
“Costs and Fees Amount.” The portion of the Settlement Amount actually allocated by Settling Plaintiffs to reasonable attorneys’ fees and costs incurred in the Litigations pursuant to Section III.B.
Q.
“Covered Conduct.” The following conduct that occurred on or before the Execution Date:
1.
With respect to Released Party Chemours: (i) any Environmental Release of PFAS in or into the State; and (ii) any Known Environmental Release of any Contaminant at or from Fayetteville Works;
2.
With respect to Released Party Corteva, Released Party DuPont, and Released Party EIDP: (i) any Environmental Release of PFAS in or into the State; (ii) any Environmental Release of any Contaminant at or from Fayetteville Works; and (iii) any obligations arising from, relating to, or concerning the Consent Order except as to the financial assurance obligations in Section V of this Agreement;
3.
The development, manufacture, formulation, design, handling, control, testing, labeling, marketing, sale, distribution, transportation, import, export, storage, loading, mixing, application, use, instructions for use, or disposal of PFAS or PFAS-Containing Products or Compounds (including AFFF), by any Released Party or, to the extent it impacts the liability of a Released Party, by any customer or user of any PFAS or PFAS-Containing Products or Compounds (including AFFF) manufactured, sold or supplied, directly or indirectly, by any Released Party;
4.
The release (other than an Environmental Release) of PFAS manufactured, sold, or supplied, or from any PFAS-Containing Products or Compounds manufactured, sold, supplied, directly or indirectly, by any Released Party. As used in this Section I.Q.4, “release” shall include any release by any means other than an Environmental Release, including any spilling, leaking, discharging, escaping, leaching, or disposal from a landfill site or any other source other than a direct discharge from a facility owned or operated by any of the Companies;
5.
The transport, treatment, storage, disposal, or arrangement for transportation, treatment, storage, or disposal, or use of PFAS-containing sludge or PFAS-containing wastewater (from any site, facility, or location), including any use for irrigation, spraying on agricultural fields, or manufacturing;
6.
Any failure to warn others concerning any human health or environmental hazards associated with PFAS or PFAS-Containing Products or Compounds, or concerning the proper use and disposal of such substances by any Released Party; and
7.
The corporate transfer of assets and liabilities by, between, or among the Companies, including by EIDP of its performance chemicals business to Chemours, and including liabilities associated with PFAS, along with any other transfers, assignments, exchanges or other similar transactions related to such performance chemicals business, and the merger of The Dow Chemical Company and EIDP and subsequent spin-offs of Dow Inc., Corteva, Inc., and the formation of DowDuPont or DuPont de Nemours, Inc.

For the avoidance of doubt, the term “Covered Conduct” includes conduct involving PFAS or any Contaminant otherwise within the definition in clauses 1-6 above that was the result of an Environmental Release prior to the Execution Date and that migrated or was transported to another location after the Execution Date.

R.
“Credit-Eligible Claim.” A Claim filed after the Execution Date, brought against a Released Party by any local government, political subdivision, public entity, or publicly owned or operated public water system or watershed or sewer system located in the State, but only to the extent that the Claim arises from or relates to Covered Conduct.
S.
“Cumberland Action.” Cumberland County v. The Chemours Company, et al., pending in the Superior Court of Cumberland County, North Carolina, Case No. 22 CVS 1569, including all Claims asserted therein and any appeal, petition, or other proceeding arising therefrom or relating thereto.
T.
“DuPont de Nemours, Inc.” or “DuPont.” A corporation duly organized under the laws of the State of Delaware, with its principal place of business at 974 Centre Road, Wilmington, Delaware 19805.

U.
“E.I. du Pont de Nemours and Company” or “EIDP.” A corporation duly organized under the laws of the State of Delaware, with its principal place of business located at 974 Centre Road, Wilmington, Delaware 19805, and now known as “EIDP, Inc.”
V.
“Effective Date.” The date on which the dismissals with prejudice of all Litigations identified on Exhibit A have been entered and become final and non-appealable as to each Settling Defendant. A dismissal shall be deemed final and non-appealable upon: (a) if the dismissal is not appealable under applicable law, its entry by the court or, if effective upon filing without court entry, its filing with the court; or (b) if the dismissal is appealable under applicable law, (i) the expiration of all applicable periods for filing an appeal, petition for review, motion for relief, or other request for appellate or discretionary review concerning the dismissal, without any such appeal, petition, motion, or request having been filed; or (ii) if any such appeal, petition, motion, or request is timely filed, the final affirmance of the dismissal or the final dismissal or other resolution of the appeal, petition, motion, or request, in each case with no remaining right or possibility of further review. The Parties shall regularly update each other after the Execution Date on the satisfaction of these criteria for each Litigation.
W.
“Environment.” Any surface water, groundwater, drinking water supply, land surface or subsurface strata, biota, or ambient air.
X.
“Environmental Release(s).” Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of PFAS or a Contaminant into the Environment, or impacting Natural Resources or other properties or resources owned or held in trust for the people of the State by the State or any of its political subdivisions, directly from a facility owned or operated by any of the Companies.
Y.
“EPA.” The United States Environmental Protection Agency.
Z.
“Execution Date.” The date on which this Agreement has been executed by all Parties, which is September 9, 2026.
AA.
“Fayetteville Works.” The industrial facility commonly known as Fayetteville Works, located at or near 22828 NC Highway 87 West, Fayetteville, North Carolina 28306, including all real property, parcels, improvements, manufacturing and processing areas, waste-management units, treatment facilities, landfills, impoundments, outfalls, conveyances, utilities, and other areas or facilities that currently or formerly comprised or were operated as part of the Fayetteville Works, and that, at the time of a relevant Environmental Release, was owned or operated by a Released Party.
BB.
“Governor.” The Governor of the State of North Carolina (or his authorized designee) and his successors, and all agencies, boards, commissions, and departments that are under the executive authority or under the direct control of the Governor.
CC.
“Known.” Information that, as of the Execution Date, is: (1) within the scope of the State’s or any other Settling Plaintiff’s actual knowledge (including its consultants, or counsel, in their agency capacity); (2) publicly available, including information reflecting historic or current emissions, discharges, or releases; or (3) held by the State, NCDEQ, or EPA that (a) reflects historic or current emissions, discharges, or releases, and (b) is reasonably available to the State or the Settling Plaintiffs. Information held by the State, NCDEQ, or EPA that is not subject to direct public disclosure under the Freedom of Information Act or the North Carolina Public Records Act, N.C. Gen. Stat. § 132-1 et seq., may nevertheless be reasonably available to the State or a Settling State Subdivision. For purposes of (3)(b), however, information will not be considered as “reasonably available” for any specific Settling State Subdivision if, in response to a FOIA or other public-records request made by that Settling State Subdivision before the Execution Date, that information (i) was sealed or redacted despite reasonable efforts by the Settling State Subdivision to procure the information through available legal channels, and (ii) was not available to that Settling State Subdivision from another source.
DD.
“Litigations.” All actions, suits, proceedings, appeals, and petitions arising from or relating to the Covered Conduct or otherwise asserting Released Claims that were brought by any Settling Plaintiff against any Settling Defendant as of the Execution Date, and any appeal, petition, or other request for review arising therefrom. Exhibit A sets forth the Litigations known to the Parties, and the Parties shall cooperate in good faith to add to such Exhibit any matter meeting the definition in the foregoing sentence that has been inadvertently omitted.
EE.
“Natural Resources.” All land, fish, shellfish, vegetation, wildlife and the habitats of each, biota, air, water, groundwater, drinking water supplies, and other such resources belonging to, managed by, held in trust by, pertaining to, or otherwise controlled by the State or any Settling Plaintiff, including in conjunction with any other natural resource trustee.
FF.
“Natural Resource Damages.” A loss of use of, injury to, or destruction of Natural Resources, including costs of assessments, penalties, attorneys’ fees, consultant or expert fees, interest, or any other expenses or compensation, injunctive relief, punitive damages and administrative remedies, recoverable as natural resource damages under CERCLA, North Carolina statutory claims, or any other state or federal common law, statute, or regulation.
GG.
“North Carolina Department of Environmental Quality” or “NCDEQ.” The North Carolina Department of Environmental Quality, including any and all sub-units and divisions within NCDEQ’s control and any successor agency or governmental entity exercising substantially the same authority, functions, or responsibilities.
HH.
“Off-Site Area.” Any area located beyond the boundaries of the Fayetteville Works facility in which the Environment has been, or is alleged to have been, affected by the Covered Conduct at, from, or associated with Fayetteville Works.
II.
“Parties.” Collectively, the Settling Defendants and Settling Plaintiffs, and each, individually, a “Party.”
JJ.
“PFAS.” For purposes of this Agreement only, any fluorinated organic substance that contains one or more carbon atoms on which at least one of the hydrogen substituents has been replaced by a fluorine atom and which is included in the United States Environmental Protection Agency’s list of “Per- and Polyfluoroalkyl Substances” to be monitored in its fifth Unregulated Contaminant Rule, codified at 40 C.F.R. §141.40(a)(3) or is a per- or polyfluoroalkyl ether-based substance. Solely for purposes of this Agreement, “PFAS” also includes, in addition to all substances described in the preceding sentence (along with each substance’s conjugate acid and any salts, derivatives, isomers, or combinations thereof), perfluorooctanoic acid (“PFOA”), per- and polyfluoroalkyl acids (and any salts thereof), per- and polyfluoroalkyl halides, per- and polyfluoroalkyl alcohols, per- and polyfluoroalkyl olefins, per- and polyfluoroalkane sulfonyl fluorides (including any acids and salts thereof), perfluoroalkyl iodides, per- and polyfluoroalkyl ether-based substances, fluoropolymers, perfluoropolyethers, per- and polyfluoroalkanes, side-chain fluorinated aromatics, per- and polyfluorinated phosphates and phosphonates, per- and polyfluorinated sulfonamides, per- and polyfluorinated urethanes, and chemical precursors and degradation products of all such substances, including fluorinated monomers, polymers and side-chain fluorinated polymers and metabolites of all such substances, as well as any substance asserted to be PFAS in any of the Litigations.
KK.
“PFAS-Containing Product or Compound.” Products or compounds that contain PFAS as an active ingredient, byproduct, or degradation product.
LL.
“Public Water System Class Settlement.” The Class Action Settlement Agreement that was approved by the United States District Court for the District of South Carolina in the AFFF MDL on February 26, 2024 (AFFF MDL Dkt. 4543).
MM.
“Released Claims.” All State Released Claims, Settling State Subdivisions Released Claims, and Remaining State Subdivision Released Claims.
NN.
“Released Parties,” and, individually, “Released Party Chemours,” “Released Party DuPont,” “Released Party Corteva,” and “Released Party EIDP.” The Settling Defendants and (1) all past, present, or future, direct or indirect, predecessors, successors (including successors by merger or acquisition), assigns, parents (including intermediate parents and ultimate parents), subsidiaries (wholly or partially owned), affiliated or related companies or business entities, divisions, partnerships, or joint ventures of each Company; and (2) all past, present, or future officers, directors, shareholders, employees, partners, trustees, representatives, agents, servants, insurers, attorneys, subrogees, predecessors, successors, or assignees of any of the above, but only to the extent such person or entity was acting in such capacity and only to the extent such action relates to Covered Conduct.
OO.
“Releasors.” All State Releasors, Settling State Subdivisions Releasors, and Remaining State Subdivision Releasors (individually, a “Releasor”).
PP.
“Remaining State Subdivisions.” All local governments, political subdivisions, public entities, and publicly owned or operated public water systems or watershed or sewer systems located in the State, other than (i) Settling State Subdivisions, (ii) Additional State Subdivisions, and (iii) entities that have filed a Claim against any of the Companies as of the Execution Date that are based on, arise out of, or in any way relate to or concern an Environmental Release from Fayetteville Works, including but not limited to Cape Fear Public Utility Authority (individually, a “Remaining State Subdivision”).
QQ.
“Remaining State Subdivision Released Claims.” With respect to Remaining State Subdivisions, and except for the Non-Released Claims set forth in Section VII.C, any and all Claims that are based on, arise out of, or in any way relate to or concern an Environmental Release from Fayetteville Works before the Execution Date or that were or could have been asserted by a Remaining State Subdivision, but solely to the extent that the Claim is based on, arises from, or in any way relates to or concerns an Environmental Release from Fayetteville Works.
RR.
“Remaining State Subdivision Releasors.” Remaining State Subdivisions to the full extent of the power or authority of the State, acting through the Attorney General, under North Carolina law, to the extent such authority exists, to assert, settle, compromise, or release their Claims. No Remaining State Subdivision is a Remaining State Subdivision Releasor with respect to a Claim, unless the State, acting through the Attorney General, has the power or authority under North Carolina law to assert, compromise, settle, or release that Claim on behalf of such Remaining State Subdivision.
SS.
“Reserve Fund.” The fund created by Section V for the purpose of providing assurance for Chemours’s obligations under the Consent Order.
TT.
“Settlement Amount.” The total amount to be paid by Settling Defendants pursuant to Section II, which is four hundred fifty-five million dollars ($455,000,000).
UU.
“Settling Defendants.” EIDP, Corteva, DuPont, Chemours, and Chemours FC (each, a “Settling Defendant”).
VV.
“Settling Plaintiffs.” The State and each Settling State Subdivision (each, a “Settling Plaintiff”).
WW.
“Settling State Subdivisions.” Bladen County, Brunswick County, Columbus County, Cumberland County, New Hanover County, Robeson County, Sampson County, Town of Wrightsville Beach, City of Lumberton, Village of Bald Head Island, and Lower Cape Fear Water and Sewer Authority (each, a “Settling State Subdivision”).
XX.
“Settling State Subdivisions Abatement Funds.” The portion of the Settlement Amount paid to Settling State Subdivisions less the Costs and Fees Amount attributable to the Settling State Subdivisions.
YY.
“Settling State Subdivisions Released Claims.” Except for the Non-Released Claims set forth in Section VII.C, any and all Claims that are based on, arise out of, or in any way relate to or concern the Covered Conduct occurring before the Execution Date or that were or could have been asserted by a Settling State Subdivision Releasor in any of the Litigations.
ZZ.
“Settling State Subdivisions Releasors.” With respect to the Settling State Subdivisions (i) the Settling State Subdivisions, each acting in all of its capacities to the maximum extent allowable by law, including as an entity that owns, operates, manages, holds in trust, or otherwise controls real property and/or personal property (and/or interests therein), including public water systems or watershed or sewer systems, and its capacity to exercise sovereign, quasi-sovereign, regulatory, and police powers, to vindicate the interests that can be addressed by those powers, and to protect the health and well-being, both physical and economic, of all persons subject to the jurisdiction of the Settling State Subdivisions; and (ii) each past, present, or future department, agency, authority, division, board, commission, district, institution, office, instrumentality, political subdivision, public entity, public authority, public water system, wastewater system, utility, or other governmental or public-service entity that is owned, operated, managed, or controlled by Settling State Subdivisions, or whose Claims Settling State Subdivisions possess or have the lawful power or authority to assert, compromise, settle, or release, in each case to the fullest extent of the authority of the Settling State Subdivisions, and any person claiming by or through any of the foregoing.
AAA.
“State.” The State of North Carolina, including the Attorney General, the Governor and NCDEQ.
BBB.
“State Abatement Funds.” The portion of the Settlement Amount paid to the State less the Costs and Fees Amount attributable to the State.
CCC.
“State Released Claims.” Except for the Non-Released Claims set forth in Paragraph VII.C, any and all Claims that are based on, arise out of, or in any way relate to or concern the Covered Conduct occurring before the Execution Date or that were or could have been asserted by a State Releasor in any of the Litigations.
DDD.
“State Releasors.” With respect to the State, (i) the State, including each of its officers acting in their official capacities, agencies (including the Governor, the Attorney General, and NCDEQ), departments, boards, and commission; and (ii) to the full extent of the power or authority of the State, acting through the Attorney General, under North Carolina law, to the extent such authority exists, to assert, settle, compromise, or release their Claims, (a) Additional State Subdivisions; and (b) all State-owned or State-operated public water systems within North Carolina that were excluded from the Public Water System Class Settlement, including all public water systems owned or operated by the State and identified in Appendix 1 to the Letter Agreement dated December 8, 2023, regarding state-owned systems between the State and the Settling Defendants. No person or entity described in clause (ii) is a State Releasor with respect to a Claim unless the State, acting through the Attorney General, has the power or authority under North Carolina law to assert, compromise, settle, or release that Claim on behalf of such person or entity.

In addition, as used herein, “include,” “includes,” and “including” mean “include, without limitation,” “includes, without limitation,” and “including, without limitation,” respectively.

II.
Settlement Payments
A.
Payment Mechanics. The Settling Defendants shall pay the Settling Plaintiffs the Settlement Amount in the following manner:
1.
Within thirty (30) days of the Execution Date, the Settling Defendants shall pay the sums provided by Section II.B.1 by wire transfer to an escrow account (the “Escrow Account”) with a mutually agreed-upon bank, or, if the Effective Date has occurred, by wire transfer separately to (i) the State and (ii) the Settling State Subdivisions in conformity with Section II.A.4 (the “Initial Payments”). The Parties shall cooperate in good faith to negotiate, agree upon, and execute an escrow agreement governing the Escrow Account (the “Escrow Agreement”) and appoint an escrow agent (the “Escrow Agent”). Notwithstanding the foregoing, the Settling Defendants shall have no obligation to make the Initial Payments until the Escrow Agreement has been executed by the Parties, and the Escrow Account has been established and is capable of receiving the Initial Payments. If the foregoing conditions have not been satisfied within thirty (30) days after the Execution Date, the Initial Payments shall be due within five (5) business days after their satisfaction.
2.
On the anniversary of the Execution Date, for each of the next fourteen (14) consecutive calendar years, the Settling Defendants shall pay the sums provided by Section II.B.2 (the “Additional Annual Payments”) by wire transfer to the Escrow Account or, if the Effective Date has occurred, by wire transfer separately to (i) the State and (ii) the Settling State Subdivisions in conformity with Section II.A.4.
3.
Until the Effective Date has occurred, the funds in the Escrow Account shall earn interest and may not be used by the Settling Defendants or Settling Plaintiffs for any purpose. If the Effective Date does not occur, the funds placed into the Escrow Account by the Settling Defendants shall be returned to the Settling Defendants within thirty (30) days from the cancellation and termination of this Agreement pursuant to Section VIII.B, with any interest earned thereon. If the Effective Date does occur, the funds placed into the Escrow Account by the Settling Defendants shall be paid by wire transfer separately to (i) the State and (ii) the Settling State Subdivisions in conformity with Section II.A.4 within fifteen (15) days, with any interest earned thereon paid to the State and the Settling State Subdivisions proportionately to their share of the Initial Payments. The Escrow Agent shall not release or disburse any portion of the funds unless and until each Party has confirmed in writing to the Escrow Agent that the Effective Date has occurred.
4.
Wire transfers to (i) the State and (ii) the Settling State Subdivisions will be made pursuant to instructions to be provided by the Settling Plaintiffs no later than fifteen (15) business days before the relevant payment is due. The Settling Plaintiffs may direct some or all of any payment to their counsel. The Settling Defendants may request reconfirmation of such instructions annually but shall treat the payment instructions as unchanged from the preceding year if there is no response to such reconfirmation request. The Settling Defendants shall not be responsible or liable for any payment issues arising solely from their reasonable reliance on payment instructions that were not reconfirmed.
B.
Payment Schedule. The Settling Defendants shall pay the Settling Plaintiffs the Settlement Amount in accordance with the payment schedule set forth in Exhibit B. The Settlement Amount shall be paid in annual installments as follows (each, an “Annual Payment”):
1.
Initial Payments.
a.
twenty-five million dollars ($25,000,000) to the State; and
b.
seventy-seven million five hundred thousand dollars ($77,500,000) to the Settling State Subdivisions.
2.
Additional Annual Payments. The Settling Defendants shall make the additional payments set forth in Exhibit B to the State and the Settling State Subdivisions,

as applicable, by the anniversary of the Execution Date set forth in such exhibit, beginning with the first anniversary of the Execution Date.
3.
No Additional Payments. The Settlement Amount is inclusive of all attorneys’ fees, costs, and expenses. The Settling Defendants shall not be obligated to pay to Settling Plaintiffs any amount in excess of the total Settlement Amount under this Agreement, except as provided by Section VII.F.1, including any interest, penalty, fee, cost or other amount arising from or relating to an appeal, petition, motion, request, or other proceeding.
4.
Credit-Eligible Claims.
a.
If a Settling Defendant pays a judgment, award, or settlement after the Effective Date to resolve a Credit-Eligible Claim, the Settling Defendants shall have the right to reduce the State’s share of the next Additional Annual Payment or their next Annual Payment after the fifth Annual Payment has been made, whichever is later, by a credit equal to 50 percent of any such judgment, award, or settlement that resolves a Credit-Eligible Claim until such time as the Settling Defendants have been credited a total of $6,750,000. Any subsequent dispute concerning the allocation of a credit among the Settling Defendants shall be resolved exclusively among the Settling Defendants, and any such dispute shall be resolved without recourse to the State.
b.
For the Settling Defendants to receive a credit under Section II.B.4.a, the Settling Defendants shall provide the State with notice (pursuant to Section XII.E) and an opportunity to meet and confer as soon as reasonably practicable after identifying a Claim that the Settling Defendants in good faith believe is a Credit-Eligible Claim. Notice and opportunity should be provided as follows:
(i)
Within thirty (30) days after receiving service of a newly filed Claim that the Settling Defendants in good faith believe is a Credit-Eligible Claim, the Settling Defendants shall notify the State of such Claim unless prohibited by law;
(ii)
Within thirty (30) days after a Claim that the Settling Defendants in good faith believe is a Credit-Eligible Claim results in a judgment, award, or settlement against the Settling Defendants, the Settling Defendants shall notify the State of such judgment, award, or settlement;
(iii)
At least twenty-one (21) days before settlement of a Claim that a Settling Defendant in good faith believes is a Credit-Eligible Claim, the Settling Defendants shall notify the State;
(iv)
Promptly after any notification under this Section II.B.4.b, the Settling Defendants shall offer to meet (in person or electronically) and confer with the State; and

(v)
Notwithstanding Sections II.B.4.b.i-II.B.4.b.iv, if the Settling Defendants fail to provide a timely notice, a timely offer to meet and confer, or a timely meeting, the State and Settling Defendants shall cooperate fully with each other and shall use all reasonable efforts to agree to a reasonable cure for that failure. If the State and Settling Defendants do not reach such an agreement within thirty (30) days, any remaining dispute may be resolved pursuant to the dispute resolution process provided for in Section X.B.
c.
The State and Settling Defendants reserve the right to seek a determination pursuant to Section X.B as to whether any Claim is a Credit-Eligible Claim. If the Settling Defendants withhold any portion of any Additional Annual Payment as a credit under this Section II.B.4 and it is later determined that the corresponding Claim was not a Credit-Eligible Claim, the Settling Defendants shall pay the portion of the Additional Annual Payment they previously withheld to the State within fifteen (15) days of such determination, with such payment to be made by wire transfer pursuant to instructions provided by the State under Section II.A.4.
C.
Satisfaction of Payment Obligations. Subject to Section VIII.B, upon the timely payment of an amount required under Section II.B.1 or II.B.2, the Settling Defendants’ obligation with respect to the applicable payment shall be deemed fully satisfied. Any subsequent dispute concerning the allocation or distribution of a payment made to the State, the Settling State Subdivisions, or any of their assigns or designees shall be resolved exclusively by the State and/or Settling State Subdivision and its counsel. Any subsequent dispute concerning the allocation or distribution of a payment made for the benefit of the Settling State Subdivisions shall be resolved exclusively among the Settling State Subdivisions, their counsel, and any other applicable payee. Any such dispute shall be resolved without recourse to the Settling Defendants and shall not delay the payment or distribution of any undisputed amount. In no event shall the Settling Defendants have any liability for the allocation of the Settlement Amount among any Settling Plaintiffs or their counsel.
III.
Allocation and Use of Settlement Payments
A.
Allocation of Payments Among Settling Defendants. The Settlement Amount, including the Initial Payment and each subsequent Additional Annual Payment, shall be paid to the Settling Plaintiffs by the Settling Defendants as follows: 50 percent paid by Chemours, 35.5 percent paid by DuPont, and 14.5 percent paid by Corteva.
1.
The Settling Plaintiffs agree that they will accept the Settlement Amount from the Settling Defendants in such allocations as agreed among the Settling Defendants, except as provided by Section III.A.2.
2.
If Chemours is unable to make and fails to make or defaults on its share of the Initial Payment or its share of any of the Additional Annual Payments, DuPont and Corteva shall pay within sixty (60) days of notice of an uncured default by Chemours as described in Section III.A.2.b, Chemours’s defaulted share in accordance with their cost-sharing agreements, which, as between the parties thereto, would provide for DuPont to be responsible for 71 percent thereof and Corteva 29 percent, provided that each of the following conditions is met:
a.
The State and counsel for the Settling State Subdivisions have (i) notified all Settling Defendants that Chemours has failed to fulfill its payment obligations and (ii) given Chemours an opportunity to cure of forty-five (45) days; and
b.
After such opportunity to cure has lapsed and if Chemours has failed to cure, the State and counsel for the Settling State Subdivisions have notified all Settling Defendants of such failure to cure.
3.
The State and counsel for the Settling State Subdivisions shall issue a written demand to Chemours to fulfill its payment obligations under this Agreement.
4.
Nothing herein prevents DuPont or Corteva from pursuing Chemours for any defaulted payment(s) DuPont or Corteva has paid to the Settling Plaintiffs in lieu of Chemours, as permitted in the Companies’ cost-sharing agreements. The Settling Plaintiffs agree to provide information in response to reasonable requests from DuPont and Corteva in connection with their efforts to recover any defaulted payment(s) they have paid to the Settling Plaintiffs in lieu of Chemours without the Settling Plaintiffs participating as a party to any litigation of any kind.
B.
Allocation and Characterization of Settlement Payments. The Parties acknowledge that the State Abatement Funds shall be allocated to restoration and remediation of Natural Resources and the Environment allegedly injured from Covered Conduct (i) at or from Fayetteville Works, (ii) relating to AFFF, and (iii) relating to PFAS not falling within categories (i) or (ii). The Parties agree that no more than $18,000,000 of the State Abatement Funds allocated to the State is specifically recovered for the resolution of Claims described in categories (ii) or (iii), of which (a) no more than $14,400,000 is specifically recovered for the resolution of Claims relating to AFFF, and (b) no more than $3,600,000 is specifically recovered for the resolution of Claims relating to PFAS not falling within categories (i) or (ii). Notwithstanding the foregoing, the State retains the discretion to apply portions of the State Abatement Funds allocated to it for the general purpose of improving water quality and funding the treatment of drinking water across the State or except solely to the extent otherwise expressly required by law. The State Abatement Funds shall be used to abate or remediate harm to Natural Resources and the Environment. Nothing in this Agreement prohibits payment or reimbursement out of the Settlement Amount of reasonable attorneys’ fees, expenses, or costs incurred by and on behalf of Settling Plaintiffs in pursuing the Litigations. The amount actually allocated by Settling Plaintiffs to the purposes referenced in the preceding sentence shall be the “Costs and Fees Amount.”
C.
Nature of Payment and Tax Characterization of Payments. Each of the Parties acknowledges and agrees that:

1.
The Parties have entered into this Agreement to avoid the delay, expense, inconvenience, and uncertainty of further litigation and to resolve the Released Claims on the terms set forth herein.
2.
The Settling Plaintiffs sought compensatory restitution and remediation (within the meaning of Section 162(f)(2)(A)(ii) of the Internal Revenue Code of 1986, as amended) for damages or alleged harms suffered by the Settling Plaintiffs arising from or relating to the Covered Conduct.
3.
The State Abatement Funds and Settling State Subdivisions Abatement Funds are being paid solely as restitution or remediation for alleged harms suffered by the Settling Plaintiffs arising from or relating to the Covered Conduct. The payment of the State Abatement Funds and Settling State Subdivisions Abatement Funds by the Settling Defendants constitutes and is paid (i) as restitution for alleged Covered Conduct, and/or (ii) for remediation by the Settling Plaintiffs of alleged Covered Conduct, which restitution or remediation has had or will have a strong nexus or connection with the Covered Conduct.
4.
Payment by the Settling Defendants of the State Abatement Funds and Settling State Subdivisions Abatement Funds is intended to restore, in whole or in part, the Settling Plaintiffs to the same or substantially similar position or condition they would have been in had they not suffered the alleged harms caused by the Covered Conduct. The Parties agree that each will use the State Abatement Funds and Settling State Subdivisions Abatement Funds in a manner consistent with this Agreement and applicable North Carolina law.
5.
For the avoidance of doubt, no portion of the State Abatement Funds and Settling State Subdivisions Abatement Funds constitutes disgorgement or is properly characterized as the payment of statutory or other fines, penalties, punitive damages, or other punitive assessments.
6.
In the event of any material change to applicable tax laws or regulations after the Effective Date that impacts the foregoing, the Parties will meet and confer to ensure that the intent of this provision is carried out to the fullest extent practicable in accordance with then-applicable tax laws and regulations.
IV.
Consent Order Compliance
A.
Finalization of Drinking Water Obligations. Within ninety (90) days of the Execution Date, the State and Chemours FC will work together in good faith to resolve any remaining disputes regarding Chemours FC’s remaining obligations under paragraphs 19-25 of the Consent Order and to finalize the drinking water compliance plan(s) being implemented in the Fayetteville Works area and Four Counties area (collectively, “Drinking Water Obligations”). To the extent the State and Chemours FC are not able to resolve such disputes within ninety (90) days, any remaining disputes regarding the Drinking Water Obligations shall be subject to the dispute resolution procedures set forth in Section X.B of this Agreement. If either party invokes the Dispute Resolution provisions in Section X.B, Chemours may use expenses associated with such Dispute Resolution as a credit against its portion of Additional Annual Payments as specified in Section X.B.4. Once a drinking water compliance plan(s) is finalized and adopted, compliance with such plan(s) shall constitute full, complete, and final compliance with and satisfaction of Paragraphs 19 through 25 of the Consent Order and any other obligations or directives concerning the Drinking Water Obligations, including NCDEQ’s November 2021 letter to Chemours with respect to the Four Counties area.
B.
Completed Consent Order Obligations. The State and Chemours FC agree and stipulate that the conditions specified in Paragraph 51(a)(i) of the Consent Order have been satisfied with respect to Paragraphs 7 through 9; 11.1; 11.2; 12 (not including the Addendum); 13; 17; and 26 through 27 of the Consent Order (collectively, the “Completed Consent Order Provisions”). The Parties agree that Chemours FC shall have no further reporting obligations under Paragraph 28 with respect to the Completed Consent Order Provisions.
C.
Implementation of Paragraphs 16 and 18 of the Consent Order. To facilitate coordination between NCDEQ and Chemours FC regarding the remaining obligations under Paragraphs 16 and 18 of the Consent Order with respect to Off-Site Areas, within sixty (60) days of the Execution Date, NCDEQ shall send written correspondence to Chemours FC identifying NCDEQ’s position regarding remaining obligations of Chemours FC pursuant to those Paragraphs of the Consent Order. NCDEQ and Chemours FC will work in good faith to resolve any disagreements regarding those obligations as expeditiously as practicable and to reach agreement on a schedule for implementation of those remaining obligations, if any. Nothing in this Section IV.C shall be construed to suggest that Chemours FC agrees that it possesses remaining obligations under these Paragraphs. In the event that any disputes regarding remaining obligations persist after one hundred and twenty (120) days after transmittal of the above written correspondence, either NCDEQ or Chemours may invoke the Dispute Resolution provisions in Section X.B. If either party invokes the Dispute Resolution provisions in Section X.B, Chemours may use expenses associated with such Dispute Resolution as a credit against its portion of Additional Annual Payments as specified in Section X.B.4. For the avoidance of doubt, any Claims otherwise meeting the definition of State Released Claims relating to any Off-Site Area based upon, arising under, or relating to 15A N.C. Admin Code Subchapter 02L shall be resolved in accordance with Paragraphs 16 and 18 of the Consent Order, as specified herein.
D.
Good Faith; Court Order. Following the Effective Date, the State and Chemours FC shall act in good faith to implement the resolution of provisions of the Consent Order contemplated by this Agreement, including pursuant to Section IV.A and C. If the Parties determine that a court order pursuant to Paragraph 51 of the Consent Order is necessary or appropriate to effectuate such resolution, the State and Chemours FC shall jointly file the papers reasonably necessary to seek such an order.
1.
In the event the court does not grant the requested relief in the form submitted, the State and Chemours FC shall meet and confer in good faith regarding whether to submit revised or supplemental papers. Neither the State nor Chemours FC shall be required to agree to any proposed modification that would materially increase its obligations, materially diminish its rights or benefits under this Agreement, or otherwise materially alter the agreed allocation of rights, obligations, risks, or consideration.

Nothing in this Agreement shall be interpreted to alter any rights of Cape Fear River Watch with respect to the Consent Order.
V.
Financial Assurance for Consent Order Obligations
A.
Requirements for Establishing and Maintaining the Reserve Fund. Within sixty (60) days of the Effective Date, DuPont and Corteva shall establish a Reserve Fund in the amount of one hundred and thirty-five million dollars ($135,000,000), exclusive of any costs or fees associated with establishing or maintaining the Reserve Fund, for the purpose of providing assurance for Chemours FC’s remaining obligations under the Consent Order, consistent with the following:
1.
DuPont and Corteva shall be responsible for establishing the Reserve Fund exclusively for the purpose of assuring Chemours FC’s remaining obligations under the Consent Order, to be held, administered, and maintained by a neutral third-party trustee from a reputable institution (the “Reserve Fund Trustee”) agreeable to the State, DuPont, and Corteva, pursuant to the terms of an agreement, which shall be strictly governed by and consistent with the terms herein, to be negotiated, agreed upon, and executed by the State, DuPont, and Corteva within sixty (60) days of the Effective Date (“the Reserve Fund Agreement”). Notwithstanding the foregoing, DuPont and Corteva shall be entitled, at their election and in their sole discretion, to cause any of their subsidiaries to assume their responsibilities for establishing and maintaining the Reserve Fund in accordance with the terms of this Section V; provided that such assumption does not impair, alter or otherwise negatively affect the purpose or effectiveness of this Section V in any way.
2.
No Party other than the State shall be the beneficiary of the Reserve Fund, and the Reserve Fund Agreement shall unequivocally provide that the Reserve Fund shall be maintained and operated by the Reserve Fund Trustee for the purpose of assuring Chemours FC’s remaining obligations under the Consent Order. The Settling Defendants shall have no right to direct the expenditure from the Reserve Fund and shall not interfere with or delay the State’s instructions to the Reserve Fund Trustee except pursuant to the order of a Chosen Court.
3.
DuPont and Corteva shall fund their respective shares of the Reserve Fund and costs of the Reserve Fund Trustee in accordance with their cost-sharing agreements, which, as between the parties thereto, provide for DuPont to be responsible for 71 percent thereof and Corteva 29 percent.
4.
The Reserve Fund may be established through a line of credit, a letter of credit, and/or a surety bond, independently or collectively sufficient to create a $135,000,000 Reserve Fund available to assure Chemours FC’s remaining obligations under the Consent Order. DuPont and Corteva may choose any combination of a line of credit, a letter of credit, and/or a surety bond to fund its respective share of the Reserve Fund.

5.
The Reserve Fund is capped at $135,000,000 (the “Reserve Fund Cap”). DuPont and Corteva will have no obligation to replenish or restore the value of funds (i) directed for expenditure by the State pursuant to this Section V.A or (ii) reduced under the procedure set forth in Section V.B, and the Reserve Fund Cap shall be reduced on a dollar-for-dollar basis by such expenditures or reductions.
6.
Chemours FC and Chemours shall work cooperatively with the State, DuPont, and Corteva to document and report, pursuant to the notice requirements in Section XII.E, the costs of its activities under the Consent Order, on an annual basis.
7.
The State shall be entitled to direct expenditures from the Reserve Fund to the extent necessary to satisfy Chemours FC’s remaining obligations under the Consent Order, pursuant to the terms of the Reserve Fund Agreement, only if each of the following conditions is met:
a.
Chemours FC has failed to perform any obligation of the Consent Order;
b.
Chemours or Chemours FC (i) has filed for bankruptcy under the United States Code or (ii) has been determined by a court of competent jurisdiction to lack the ability to pay in whole or in part for the obligation of the Consent Order that Chemours FC has failed to perform;
c.
The State has notified all Settling Defendants and the Reserve Fund Trustee that Chemours FC has failed to perform the obligation under the Consent Order, and has given Chemours FC an opportunity to cure of sixty (60) days; and
d.
After such opportunity to cure has lapsed and if Chemours FC has failed to cure, the State has notified all Settling Defendants and the Reserve Fund Trustee of such failure to cure.
8.
In the event that Chemours FC fails to perform any obligation of the Consent Order, and the conditions of Section V.A.7 are satisfied, the State shall have the right to direct expenditure of the funds in the Reserve Fund for the purpose of causing performance of Chemours FC’s defaulted obligations under the Consent Order, subject to these additional requirements:
a.
The State will not receive disbursed funds but shall direct expenditure of funds consistent with Sections V.A.7-8 and the Reserve Fund Agreement for the purpose of ensuring performance of Chemours FC’s defaulted obligations under the Consent Order;
b.
The State shall provide a written year-end communication of expenditures directed from the Reserve Fund to DuPont, Corteva, and the Reserve Fund Trustee briefly summarizing the obligations under the Consent Order for which the Reserve Fund funds were used during that calendar year, including reasonable documentation of the expense(s) (e.g., bid, invoice, purchase order, deposited check) for which the Reserve Fund funds were used; and
c.
The State shall issue a written demand to Chemours FC to fulfill its defaulted obligations under the Consent Order.
9.
Nothing herein prevents DuPont or Corteva from pursuing Chemours FC or Chemours for any funds withdrawn from the Reserve Fund under this Section V, as permitted in the Companies’ cost-sharing agreements. The State agrees to provide information in response to reasonable requests from DuPont and Corteva in connection with their efforts to recover any funds withdrawn from the Reserve Fund due to Chemours FC’s failure to fulfill its obligations under the Consent Order, with no obligation of the State to participate as a party to any litigation of any kind.
10.
Nothing in this Section V shall be construed to in any way limit Chemours FC’s obligations under the Consent Order or the remedies available to the State to enforce those obligations.
B.
Reduction of the Reserve Fund Cap. DuPont, Corteva, and the State shall negotiate in good faith about reasonable requested reductions in the Reserve Fund Cap. If they cannot agree on a resolution to such request, DuPont, Corteva, and the State shall engage a mutually agreed-upon third-party consultant (the “Neutral”) to determine the estimated costs of Chemours FC’s remaining obligations under the Consent Order solely for purposes of this Agreement and not for any other purpose, subject to the following procedures:
1.
DuPont and Corteva retain the sole discretion as to whether and when to initiate the Neutral’s work. DuPont and Corteva may not elect to initiate the process more than five times during the existence of the Reserve Fund or more than once in a three-year period during the existence of the Reserve Fund, and in no event shall DuPont or Corteva initiate the process set forth in this Section V.B prior to 2033.
2.
DuPont and Corteva shall initiate the process set forth in this Section V.B by providing written notice to the State.
3.
The Neutral shall make its determinations based solely on documentation submitted by the State, DuPont, and Corteva. DuPont and Corteva shall be responsible for the Neutral’s costs and fees.
4.
The State, DuPont, and Corteva shall agree upon a fair and equitable schedule for providing any submissions to the Neutral, and there shall be no ex parte communications or submissions to the Neutral absent mutual agreement of the State, DuPont, and Corteva.
5.
Other than in connection with determining the estimated costs of Chemours FC’s remaining obligations under the Consent Order, the Neutral shall not make any determinations regarding the existence or extent of any obligation of Chemours FC pursuant to the Consent Order. Subject to Section V.A.5, the Neutral shall be bound by any prior judicial interpretation and the parties’ course of conduct. Interpretations or determinations regarding the existence or extent of any obligation of Chemours FC pursuant to the Consent Order made for any other purpose, if any, are reserved solely for a Court possessing jurisdiction to enforce the terms of the Consent Order.
6.
The Neutral shall evaluate the estimated costs of Chemours FC’s remaining obligations under the Consent Order and report its findings to the State, DuPont, and Corteva within three (3) months of the submission of materials by the State, DuPont, and Corteva according to the process established under Sections V.B.3 and V.B.4.
7.
In the event that the Neutral determines with a reasonable degree of certainty that the estimated costs of Chemours FC’s remaining obligations under the Consent Order are less than the value of the Reserve Fund Cap as of the date of said determination, the Reserve Fund Cap shall be reduced on a dollar-for-dollar basis accordingly.
8.
Other than by agreement of the State, DuPont, and Corteva, the Reserve Fund shall not be reduced via the process described in this Section V.B below $25,000,000 prior to termination of the Reserve Fund pursuant to Section V.C.
9.
Neither the initiation nor pendency of the Neutral’s work pursuant to this Section V.B shall preclude or delay in any way the State’s right to direct expenditures from the Reserve Fund pursuant to Sections V.A.7-8.
10.
A decision by the Neutral pursuant to and in accordance with this Section V.B shall be final, conclusive, and binding on the State, DuPont, and Corteva solely for implementation of their rights under Section V of this Agreement and is not admissible in any action or proceeding for any other purpose.
C.
Termination of the Reserve Fund. DuPont and Corteva shall be obligated to fund, and the Reserve Fund Trustee obligated to maintain, the Reserve Fund only until the earliest of the following:
1.
The date on which all Reserve Fund funds have been exhausted according to and in compliance with this Section V;
2.
The date on which Chemours FC’s remaining obligations under the Consent Order cease in accordance with the terms of the Consent Order or pursuant to a written agreement of the State;
3.
DuPont and Corteva shall provide written notice to the State in the event that DuPont and Corteva believe that conditions for termination have been met under this Section V.C;
a.
Within thirty (30) days of receipt of such notice, the State shall respond by either confirming or disputing such termination.

b.
Any dispute arising under this Section V.C shall be resolved pursuant to the dispute resolution provisions in Section X.B of this Agreement.
D.
Transfer of Fayetteville Works or Obligations Under the Consent Order. In the event that (i) ownership, possession, or control of any operational unit, building, equipment, or infrastructure at Fayetteville Works that is the subject of remaining obligations under the Consent Order is assumed, acquired, purchased, or otherwise obtained by or transferred to a third party, or (ii) Chemours FC’s remaining obligations under the Consent Order are assumed by or transferred to a third party, in whole or in part, to the extent permitted by the Consent Order or applicable law:
1.
The State, DuPont, and Corteva shall meet and confer in good faith regarding the status of the Reserve Fund and the Reserve Fund Cap.
2.
Any disputes following the meet and confer may be submitted for resolution according to the process outlined in Section X.B to this Agreement.
E.
Obligations Relating to the Consent Order and Fayetteville Works. Without limiting the terms set forth in Section VII.A, and except as expressly provided in this Section V, Released Party DuPont, Released Party Corteva, and Released Party EIDP have no obligations relating to, concerning, or arising from the Consent Order, or any Environmental Release at or from Fayetteville Works.
VI.
Regulation and Enforcement Concerning Fayetteville Works
A.
Regulatory Authority. Notwithstanding anything to the contrary in this Agreement, the State (including NCDEQ) retains its ordinary regulatory authority with respect to any ongoing operations of Settling Defendants in the State, including the authority to issue permits with conditions and restrictions required by state and federal law with respect to Fayetteville Works. Nothing in this Section VI.A waives or limits any defense, Claim, right, remedy, or right to administrative or judicial review available to a Settling Defendant.
B.
Permitting. The Settling Plaintiffs will act in good faith with respect to ongoing permitting and remediation actions at Fayetteville Works, including in any review of or responses to applications for necessary licenses or permits (and renewals thereof) for manufacturing activities in relevant existing manufacturing locations.
VII.
Release of Claims
A.
Releases and Covenants Not to Sue. As of the Effective Date, in consideration of this Agreement, each Releasor fully, completely, and forever releases each of the Released Parties from, and covenants not to sue any of the Released Parties for, any and all Released Claims. This Agreement shall be a complete bar to any Released Claim.
B.
Settling Plaintiffs’ Representation and Warranty. The signatories hereto on behalf of their respective Settling Plaintiffs represent and warrant that they have concluded that the terms of this Agreement are fair, reasonable, adequate, and in the public interest, and that they have satisfied all conditions and taken all actions required by law in order to validly enter into this Agreement. The State further represents and warrants that it has the authority to settle and release all Released Parties from all State Released Claims and Remaining State Subdivision Released Claims to the fullest extent permissible by law, including from Claims of the State’s executive branch agencies and officials and other executive units and officials of state government that are under the executive authority or direct control of North Carolina’s Governor.
C.
Non-Released Claims. Notwithstanding any other provision of this Agreement, the following are excluded from the Released Claims:
1.
All Claims not arising from or relating to Covered Conduct;
2.
Any and all Claims against parties other than the Released Parties;
3.
Any criminal liability that any person and/or entity, including Released Parties, has or may have to the State;
4.
Claims for State or federal antitrust violations;
5.
Claims arising under state tax laws, except to the extent such Claim has been asserted in a Litigation;
6.
Claims arising under or to enforce this Agreement or any agreement executed in connection with this Agreement, as well as any subsequent related orders and judgments related thereto;
7.
Any Claim to enforce (i) Chemours, or Chemours FC’s water treatment or related remediation obligations under Paragraph 12 of the Agreement to Fund Public Water System Upgrades and Connections between Bladen County and The Chemours Company FC, LLC, effective September 7, 2021, or (ii) the Public Water Connection Agreement between New Hanover County and The Chemours Company FC, LLC, executed on or around August 26, 2026;
8.
All Claims of the Cape Fear Public Utility Authority, including its claims in Cape Fear Public Utility Authority v. The Chemours Company FC, LLC et al., No. 7:17-cv-00195-D (E.D.N.C.);
9.
Claims arising under or to enforce the Consent Order against Chemours or Chemours FC other than as expressly set forth in Section IV; and
10.
The right of any city, county, or other public or governmental entity within North Carolina that is and remains a member of the settlement class in the Public Water System Class Settlement to participate in and obtain its designated recovery under that settlement.
D.
Protection of the Environment and Public Health. Nothing in this Settlement Agreement shall prevent the State or NCDEQ from taking any lawful action that is reasonably necessary to address an imminent and substantial endangerment to human health or the Environment.
E.
Effectiveness. The releases set forth in this Agreement shall not be affected in any way by any dispute that exists, has existed, or may later exist between or among the Releasors. Nor shall such releases be affected in any way by any current or future law, regulation, ordinance, or court or agency order limiting, seizing, or controlling the distribution or use of the Settlement Amount or any portion thereof, or by the enactment of future laws.
F.
Multistate Settlement. Notwithstanding the release set forth in this Section VII, in the event that, on or before the fifth anniversary of the Effective Date, the Settling Defendants enter into a settlement with at least twenty-six (26) states that releases Claims relating to alleged PFAS contamination (a “Multistate Settlement”), the State shall have the option to join in, and recover from, such Multistate Settlement on the following terms, but only if the State joins the Multistate Settlement within the time-frame for initial joinder set forth in that Multistate Settlement:
1.
The State shall be entitled to receive its allocated share that exceeds $18,000,000 of the portion of the Multistate Settlement payments that are for damages not arising from an Environmental Release of PFAS from a manufacturing facility owned or operated by any of the Companies (the “Recoverable Portion”). If the Multistate Settlement payments are made in installments or otherwise over time, the State shall not be entitled to receive any amount under this Section VII.F.1 unless and until the State’s cumulative allocated share of the Recoverable Portion actually paid exceeds $18,000,000, and thereafter shall be entitled to receive only the amount by which each additional payment causes that cumulative allocated share to exceed $18,000,000. The State’s allocated share of the Multistate Settlement payments shall be the lower of (x) North Carolina’s percentage share as specified in the Multistate Settlement, if the Multistate Settlement contains an equitable allocation amongst the States, or (y) the percentage reflecting the ratio of North Carolina’s population to the total population of all States and Territories participating in the Multistate Settlement, in each case using the population figures from the 2020 U.S. Census.
2.
The State shall be entitled to injunctive relief, if any, provided by the Multistate Settlement.
3.
As a condition to participating in the Multistate Settlement and receiving any of the foregoing additional recovery or injunctive relief, the State (on behalf of itself and other entities that are Releasors by reason of their relationship to the State) must agree to any portion of the release in the Multistate Settlement that is broader than the release set forth in this Agreement, including any broader scope, broader definition of Covered Conduct, and narrower preservation of Claims.

VIII.
Effect of Settlement; Effect of Disapproval, Cancellation, or Termination
A.
Dismissals.
1.
Cumberland Action. No later than one (1) business day after the Execution Date, Cumberland County shall initiate the removal of and take all actions necessary to remove the trial in the Cumberland Action from the Court’s calendar. No later than three (3) business days after the Execution Date, Cumberland County shall move to dismiss with prejudice all Claims against the Settling Defendants in the Cumberland Action. Each Party shall bear its own attorneys’ fees and costs except as otherwise expressly provided in this Agreement.
2.
Attorney General North Carolina Action. No later than three (3) business days after the Execution Date, the Settling Defendants shall take all actions necessary to withdraw/dismiss their appeal/petition for certiorari pending before the North Carolina Supreme Court in the Attorney General North Carolina Action. No later than three (3) business days after the Supreme Court of North Carolina grants the withdrawal/dismissal, the Attorney General shall file a dismissal with prejudice of the Attorney General North Carolina Action against the Settling Defendants with each Party bearing its own fees and costs except as otherwise provided in this Agreement.
3.
Remaining Litigations. No later than five (5) business days after the Execution Date, the applicable Settling Plaintiffs shall file all notices, stipulations, motions, and proposed orders necessary to dismiss with prejudice all remaining Litigations, including all AFFF Actions, and all Claims asserted therein, against the Settling Defendants, with each Party bearing its own fees and costs except as otherwise provided in this Agreement. For the avoidance of doubt, to the extent that a Litigation asserts Claims against a third party that is not a Released Party, the Settling Plaintiffs are not required to dismiss the Claims against such Non-Released Party, but the contribution and claim-over protection provisions set forth in Section IX shall apply to any such remaining Claims.
4.
Cooperation. The Parties shall cooperate in preparing and filing all notices, stipulations, motions, and proposed orders necessary to effectuate the withdrawals and dismissals required by this Section VIII. No Party shall take a position in any Litigation that is inconsistent with the dismissal or withdrawal obligations set forth herein.
5.
Notice. Within three (3) business days of entry, the Settling Defendants will provide all Parties with notice of each dismissal when entered by the Court of jurisdiction together with the projected appellate timetable, if applicable under the law, for each of the Litigations upon the entry of such dismissal order.
B.
Failure of Effective Date to Occur. If, despite the Parties’ compliance with their obligations under this Agreement and their best efforts to effectuate its terms, a court declines to enter the dismissal with prejudice of any Litigation as required by this Agreement, and such refusal prevents the Effective Date from occurring, then this Agreement shall be cancelled and terminated, unless the Parties mutually agree in writing to proceed with this Agreement. No Party may cancel or terminate this Agreement, or avoid or delay its obligations hereunder, based on the failure of the Effective Date to occur if that failure results from such Party’s breach of, or failure to perform its obligations under, this Agreement. The Parties may enforce the obligations of any Party to execute, file, join in, or otherwise take any action necessary to obtain the required dismissal of any Litigation.
C.
Restoration of Rights and Survival. If, pursuant to Section VIII.B, the Agreement is cancelled and terminated:
1.
Any applicable statute of limitation or any similar time requirement shall be tolled for all Settling Plaintiffs from the Execution Date until the date of such termination, with the effect that the Settling Defendants and Settling Plaintiffs shall be in the same position with respect to the statute of limitation and statute of repose as they were at the time the Settling Plaintiffs filed their actions. Settling Defendants agree that they will not take, and that they are affirmatively estopped from taking, a position inconsistent with this provision if a Settling Plaintiff must later refile a claim because this Agreement is not effective pursuant to this Article.
2.
The Settling Defendants and Settling Plaintiffs shall jointly move the relevant court of competent jurisdiction for an order reinstating the actions and claims dismissed pursuant to Section VIII.A, with the effect that the Settling Defendants and the Settling Plaintiffs shall be in the same position with respect to those actions and claims as they were at the time the action or claim was stayed or dismissed. The Settling Defendants’ participation in or consent to any such motion or reinstatement shall be solely for purposes of restoring the Parties to their respective pre-dismissal positions and shall not prejudice, waive, impair, or otherwise affect any defense, argument, objection, appellate right, Claim, right, or remedy available to any Settling Defendant, including any defense concerning jurisdiction, venue, limitations, repose, sufficiency of process or service, or the merits of any reinstated Claim.
3.
Except for Sections VIII.C, XI.B and XII.A, which shall survive termination, no Party shall have any further obligation under this Agreement, and the Parties shall be restored, to the fullest extent practicable, to their respective positions immediately before the Execution Date, without prejudice to any Claim, defense, right, or remedy existing at that time.
IX.
Reservation of Rights; Contribution Protection
A.
Contribution Protection. The Parties intend and agree that this Agreement meets the requirements for providing the Released Parties the contribution protections afforded by Section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), N.C. Gen. Stat. § 1B-4, the North Carolina Uniform Contribution Among Tort-Feasors Act, and any other applicable federal, state, or local law or doctrine that reduces or discharges a Released Party’s liability to any other parties, in each case to the fullest extent of the protection afforded by such law or doctrine. The Parties further agree that Claims pursued by Releasors against any person or entity that is not a Released Party (“Non-Released Parties”) shall not result in the Released Parties being required to make additional payments on account of the Released Claims through contribution, indemnification, or any other Claim-Over (as defined below), except as otherwise expressly provided in this Agreement. The amounts paid by Settling Defendants pursuant to this Agreement shall be the sole payment made by the Released Parties to the Releasors for the Released Claims.
B.
Good-Faith Settlement. The Parties agree that this Agreement, including the releases, covenants not to sue, and dismissals required by it, was negotiated at arm’s-length and is entered into in good faith within the meaning of N.C. Gen. Stat. § 1B-4. The Parties further stipulate that the releases, covenants not to sue, and dismissals set forth in this Agreement are intended to and shall serve as a bar to all cross-claims, counterclaims, third-party claims, and other claims for contribution which have been brought or may be brought against any Released Parties arising out of or relating to the Released Claims, to the fullest extent provided by applicable law.
C.
CERCLA Resolution and Protection. The Settling Defendants and the State intend that this Agreement resolve the Settling Defendants’ liability to the State under CERCLA for the “matters addressed” and constitute an administrative or judicially approved settlement within the meaning of Sections 113(f)(2) and 113(f)(3)(B) of CERCLA, 42 U.S.C. §§ 9613(f)(2) and 9613(f)(3)(B), to the extent the requirements of those provisions are satisfied, and the Released Parties shall be entitled to protection from contribution actions or claims under Section 113(f)(2) of CERCLA with respect to the “matters addressed” to the fullest extent provided by law. For purposes of Section 113(f)(2) of CERCLA and any other applicable contribution-protection law, the “matters addressed” by this Agreement are all Released Claims.
D.
Claim-Over. This Agreement will resolve the liability of Settling Defendants to Settling Plaintiffs for the purpose of providing contribution protection to Settling Defendants and other Released Parties from contribution actions under CERCLA, N.C. Gen. Stat. § 1B-4 or any other statute, regulation, order, or common-law principle related to the causes of action that were or could have been pleaded in the Litigations or matters addressed in this Agreement. The Parties agree that Settling Defendants are entitled to protection from contribution actions pursuant to Section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), N.C. Gen. Stat. § 1B-4, and any other statute, regulation, order, or common-law principle that provides contribution rights against any Released Party with regard to the subject matter of the Litigations or matters addressed in this Agreement. In any action in which a Non-Released Party asserts a Claim against a Released Party on the basis of contribution, indemnity, or other claim-over on any theory seeking to recover any amounts paid by or awarded against that Non-Released Party by way of settlement, judgment, or otherwise on any Released Claims (a “Claim-Over”), Settling Plaintiffs shall use best efforts to support any Released Party’s assertion that the Released Parties have paid through this Agreement their equitable share of damages.
E.
Reservation of Rights Against Nonparties. Except as expressly provided in this Section, Settling Defendants and other Released Parties expressly reserve all rights, including any right to indemnification and contribution (including indemnification and contribution pursuant to an insurance contract for Settling Defendants’ payment obligations under this Agreement), defenses, Claims, demands, and causes of action that Settling Defendants may have concerning any matter, transaction, or occurrence, whether or not arising out of the subject matter of the Litigations against any Person not a Releasor. Settling Defendants covenant not to sue any Releasor for any Claims or damages released under this Agreement. Each of the Parties expressly reserves any and all rights (including pursuant to CERCLA, 42 U.S.C. § 9613), defenses, Claims, demands, and causes of action that each Party may have with respect to any matter, transaction, or occurrence relating in any way to Environmental Releases or the Covered Conduct against any person not a Releasor or a Released Party. No Settling Defendant or Released Party shall seek contribution to recover from any Releasor any amount that Settling Defendants have paid pursuant to the Consent Order, this Agreement, or any other claims asserted against the Settling Defendants concerning Covered Conduct. No Settling Defendant or Released Party may pursue a Claim against any person or entity from whom a Releasor obtains the release described in Section IX.F (a “Settling Third Party”) for any indemnification and contribution related to a Released Claim; provided that, notwithstanding this Section IX.E, if such Settling Third Party brings a Claim, Claim-Over, or contribution action against a Released Party, Settling Defendants and Released Parties expressly reserve all rights to seek contribution from such Settling Third Party for any amount attributed to the Settling Defendants pursuant to this Agreement.
F.
Claim-Over Procedure. In the event a Releasor asserts a Claim against a person or entity who is not a Released Party and the Claim would be a Released Claim if asserted against a Released Party (a “Third-Person Claim”), and that Third-Person Claim gives rise to a Claim-Over, and a court determines that the Claim-Over can be maintained notwithstanding the provisions of Section IX.D of this Agreement, the Releasor asserting the Third-Person Claim shall reduce the amount of any judgment it obtains against the person or entity who is asserting the Claim-Over by whatever amount is necessary, or take other action as is sufficient, to fully extinguish the Claim-Over under applicable law. The Releasors will, as part of any settlement of any Third-Person Claim, obtain a release from the person or entity against whom the Third-Person Claim is asserted, for the benefit of the Released Parties, of any Claim-Over arising from or related to any Third-Person Claim settled or released by the Releasor in such settlement, provided that:
1.
The obligation shall not apply to a Settling Plaintiff where the Settling Plaintiff is a member of a settlement class, provided that the Settling Plaintiff is not named as a class representative; and
2.
In the case of a settlement alongside other settling parties, as a condition of participating in the settlement, the Settling Plaintiff shall obtain the release described in this Section IX.F at least with respect to the Settling Plaintiff’s portion of any such settlement.
X.
Enforcement
A.
Enforceability. The terms of the Agreement will be enforceable solely by the Parties. Additional State Subdivisions and Remaining State Subdivisions shall not have enforcement rights against the Settling Defendants with respect to the Agreement.

B.
Dispute Resolution. In the event of any dispute over the language or construction of this Agreement, its requirements, or its conformance with the requirements of the law, the Parties agree to meet and confer in an effort to achieve a mutually agreeable resolution.
1.
If any Settling Plaintiffs or Settling Defendants (“Noticing Party”) believes any other Party is not in compliance with any term of this Agreement, then the Noticing Party shall (i) provide written notice to the Party it believes not to be in compliance specifying the reason(s) for that belief; and (ii) allow the allegedly non-compliant Party sixty (60) days to attempt to cure the alleged non-compliance. If after that time the Noticing Party believes that the other Party remains non-compliant, the matter shall be subject to mediation.
2.
The mediation shall be conducted by Fouad Kurdi unless the parties agree upon an alternative mediator.
3.
The mediator shall make reasonable best efforts to resolve all matters within sixty (60) days of when the Noticing Party notifies the mediator of the uncured dispute.
4.
Each Party shall bear its own costs in any such mediation. The costs for the mediation shall be divided and paid fifty percent (50%) by the Noticing Party or Noticing Parties and fifty percent (50%) by the allegedly non-compliant Party or Parties. Notwithstanding the foregoing, if Dispute Resolution proceedings under this Section X.B are triggered as a result of a dispute arising under Section IV, Chemours FC shall pay the full cost of any mediation but may apply sixty percent (60%) of such costs as a credit against its portion of the next Additional Annual Payment due under this Agreement as of the date such expense is incurred.
5.
If the Parties are unable to successfully mediate the matter within sixty (60) days of when the Noticing Party notifies the mediator of the uncured dispute, or any longer period agreed to among the Parties, any Party may institute litigation concerning the dispute.
6.
Nothing in this Section X.B shall preclude a Party from instituting litigation without satisfying the requirements of this Section X.B to preclude irreparable harm or if the Party otherwise determines that the passage of time adversely impacts its rights or interests.
C.
Jurisdiction. Subject to the requirements of Section X.B, any action brought with respect to this Agreement against another Party to this Agreement shall be brought only in a court of competent jurisdiction within the State of North Carolina (the “Chosen Courts”). Each Party to this Agreement (a) consents to jurisdiction in the Chosen Courts for the limited purpose of enforcing this Agreement; (b) waives any objection to venue in any of the Chosen Courts; and (c) waives any objection that any of the Chosen Courts is an inconvenient forum.

XI.
No Finding or Admission of Liability
A.
Use of Agreement as Evidence. This Agreement shall not be used as evidence against Settling Defendants in any other litigation or future proceedings other than (a) in a proceeding to enforce the terms hereof; (b) to otherwise protect or enforce the rights of the Parties pursuant to this Agreement; or (c) any other proceeding involving the contribution protections provided by this Agreement.
B.
No Admission. Neither this Agreement nor any act performed or document executed pursuant to or in furtherance of this Agreement shall be admissible in any proceeding for any purpose, except to enforce the terms of this Agreement or any agreements executed in connection therewith and to otherwise protect the rights of the Parties in connection with this Agreement, and except that Released Parties may file this Agreement in any action for any purpose, including, but not limited to, in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim or to support a claim for contribution and/or indemnification.
XII.
Miscellaneous Provisions
A.
No Admission of Liability. The Parties are executing this Agreement for the sole purpose of settling and fully resolving the Released Claims against the Companies, which are disputed. Nothing about the Agreement shall constitute any admission by the Companies of fault, responsibility, wrongdoing, or liability on the part of the Released Parties, nor does it constitute evidence of liability or wrongful conduct on the part of any Party, or an admission by any Party regarding the validity of any statutory or regulatory action by the State. Nothing in this Agreement shall be construed as an admission that the Companies have legal responsibility for any Covered Conduct. This Agreement shall not be admissible in any future administrative or judicial proceeding as evidence of fault or liability in any investigation, Claim, action, suit, or proceeding, or federal or state court or arbitration proceeding, other than as provided in Section XI, above. Nothing in this Agreement shall relieve any of the Companies of their obligation to comply with all applicable state and federal laws and regulations.
B.
Voluntary Settlement. This Agreement was negotiated in good faith and at arm’s-length, and the payment of the Settlement Amount for the releases set forth herein is agreed to represent appropriate and fair consideration.
C.
Authorization to Enter Agreement. The persons signing this Agreement for the Companies warrant and certify that they are fully authorized to execute this Agreement, that the Companies have been fully advised by their counsel before entering into the Agreement, and that they execute this Agreement in their official capacity that binds each Company. The persons signing this Agreement for each Settling Plaintiff warrant and certify that they have been fully authorized to do so and they do so in their official capacity that binds each Settling Plaintiff and their associated Releasors. Nothing in this Section XII.C changes the definition of State Releasors.

D.
No Third-Party Beneficiaries. Except as to Released Parties, nothing in this Agreement is intended to or shall confer upon any third party any legal or equitable right, benefit, or remedy of any nature whatsoever.
E.
Notices. All notices under this Agreement shall be in writing and delivered to the persons specified in this Section XII.E via e-mail as specified directly below.

Notices to the State shall be given to the following:

North Carolina Department of Justice

Environmental Division

P.O. Box 629

Raleigh, NC 27602

Attention: Asher Spiller

Email: aspiller@ncdoj.gov

With a copy to:

North Carolina Department of Environmental Quality

General Counsel’s Office

1601 Mail Service Center

Raleigh, NC 27699-1601

Attention: Daniel Hirschman

Email: dan.hirschman@deq.nc.gov

Notices to the Settling State Subdivisions shall be given to the following:

Scott Summy

Baron & Budd, P.C.

3102 Oak Lawn Ave., Suite 1100

Dallas, TX 75219

Email: ssummy@baronbudd.com

Notices to Chemours shall be given to the following:

The Chemours Company

Office of the General Counsel

1007 Market Street

Wilmington, DE 19801

Attention: Kristine M. Wellman and Todd A. Coomes

Email: kristine.m.wellman@chemours.com

Email: todd.coomes@chemours.com

With a copy to:

Graham W. Meli

JB Kelly

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Email: gwmeli@wlrk.com

Email: jbkelly@wlrk.com

Notices to DuPont de Nemours, Inc. shall be given to the following:

DuPont de Nemours, Inc.
974 Centre Road
Wilmington, DE 19806
Attention: Erik T. Hoover
Email: erik.t.hoover@dupont.com

With a copy to:

Bradley H. Weidenhammer, P.C.
Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
Email: bweidenhammer@kirkland.com

Notices to Corteva shall be given to the following:

Corteva, Inc.
974 Centre Road
Building 735
Wilmington, Delaware 19805
Attention: Jen Johnson
Email: jen.johnson@corteva.com

With a copy to:

Michael T. Reynolds
Cravath, Swaine & Moore LLP
2 Manhattan West

375 Ninth Avenue
New York, NY 10001
Email: mreynolds@cravath.com

Notices to EIDP shall be given to the following:

EIDP, Inc.
974 Centre Road
Building 735
Wilmington, Delaware 19805
Attention: Thomas A. Warnock
Email: thomas.a.warnock@corteva.com

With a copy to:

Michael T. Reynolds
Cravath, Swaine & Moore LLP
375 Ninth Avenue
New York, New York 10001
Email: mreynolds@cravath.com

Any Party may change or add the contact information of the persons designated to receive notice on its behalf by notice given (effective upon the giving of such notice) as provided in this Section XII.E.

F.
Tax Cooperation and Reporting.
1.
Upon request by the Companies, the State and Settling State Subdivisions agree to perform such reasonable further acts and to execute and deliver such further documents as may be reasonably necessary for the Companies to establish the statements set forth in Section III.C to the satisfaction of their tax advisors, their independent financial auditors, the Internal Revenue Service, or any other governmental authority, including as contemplated by Treasury Regulations § 1.162-21(b)(3)(ii) and any subsequently proposed or finalized relevant regulations or administrative guidance. The State and Settling State Subdivisions agree to prepare and file any IRS Form 1098-F (or other information return that may be required pursuant to Treasury Regulations Section 1.6050X-1(a)(1)) (with respect to each of the Companies) and a written statement that satisfies the requirements of Treasury Regulations Section 1.6050X-1(c) (with respect to each of the Companies) in a manner fully consistent with Section III.C, including by reporting their portion of the State Abatement Funds and Settling State Subdivisions Abatement Funds as “Restitution/remediation amount” in Box 3 of IRS Form 1098-F.
2.
Without limiting the generality of Section XII.F.1, the State and each Settling State Subdivision shall cooperate in good faith with the Settling Defendants with respect to any tax claim, dispute, investigation, audit, examination, contest, litigation, or other proceeding relating to this Agreement with no obligation of the Settling Plaintiffs to participate in litigation of any kind.
3.
For the avoidance of doubt, neither the Settling Defendants nor the Settling Plaintiffs make any warranty or representation to any Settling Plaintiff or Settling Defendants as to the tax consequences of the payment of the Settlement Amount (or any portion thereof).

G.
Binding Agreement. This Agreement shall be binding according to its terms upon, and inure to the benefit of, the Parties and their successors and assigns. This Agreement shall be binding and enforceable against the Companies, including any acquirer, successor, or other subsequent owner of the Companies or their businesses. In the event that an acquirer, successor, or other subsequent owner is a person not a Party to this Agreement that has or may have independent liability to the State for Environmental Releases, including Environmental Releases of PFAS, this Agreement shall not provide any release, contribution protection, equitable credit, or other benefit to such acquirer, successor, or other subsequent owner with respect to such independent liability to the State.
H.
Choice of Law. The provisions of this Agreement, including any issues relating to interpretation or enforcement, shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to conflict of law principles.
I.
No Conflict Intended. The paragraph and section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
J.
No Presumption Against Drafter. None of the Parties shall be considered to be the primary drafter of this Agreement or any provision hereof for the purpose of any rule of interpretation or construction that might cause any provision to be construed against the drafter.
K.
Amendment; Waiver. This Agreement shall not be modified in any respect except by a writing executed by all the Parties hereto, except that Sections IV and V may be amended by a writing executed by the State and the Settling Defendants. The waiver of any rights conferred under the Agreement shall be effective only if made by written instrument of the waiving Party. The waiver by any Party of any breach of this Agreement shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous. The failure of any Party to exercise any rights under this Agreement shall not be deemed a waiver of any right or any future rights.
L.
Execution in Counterparts. This Agreement may be executed in counterparts, and the execution of counterparts shall have the same effect as if all Parties had signed the same instrument. Facsimile signatures shall be considered as valid signatures as of the date signed, although the original signature dates thereafter shall be appended to the Agreement.
M.
Severability. If any part of this Agreement shall be found or held to be invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement.
N.
Cooperation. The Parties intend to work together in good faith and in a professional, practical, and constructive manner to facilitate the orderly and effective implementation and administration of this Agreement, the remaining provisions of the Consent Order, and related regulatory and remedial obligations. Each Party shall act in a reasonable manner as may be appropriate to carry out the foregoing purposes, subject to applicable law and any applicable privilege or protection.

O.
Waiver of Right to Challenge. Each Party waives any right to challenge or contest the validity of this Agreement on any ground, including, without limitation, that any term is unconstitutional or is preempted by, or in conflict with, any current or future law.
P.
Preservation of Privilege. Nothing contained in this Agreement, and no act required to be performed pursuant to this Agreement, is intended to constitute, cause, or effect any waiver (in whole or in part) of any attorney-client privilege, work product protection, or common interest/joint defense privilege, and each Party agrees that it shall not make or cause to be made in any forum any assertion to the contrary.
Q.
Integrated Agreement. This Agreement constitutes the full and complete terms of the settlement entered and agreed to by the Parties. The settlement contemplated by this Agreement is not subject to any condition not expressly provided for herein, and there exists no collateral or oral agreements relating to the subject matter of this Agreement. In entering into this Agreement, no Party has made or relied on any warranty, promise, inducement, or representation not specifically set forth herein.

[Signatures begin on next page.]

Authorized and agreed to by:

THE CHEMOURS COMPANY
by
/s/ Todd A. Coomes
Deputy General Counsel

THE CHEMOURS COMPANY FC, LLC
by
/s/ Todd A. Coomes
Deputy General Counsel
DUPONT DE NEMOURS, INC.
by
/s/ Erik T. Hoover
SVP & General Counsel

EIDP, Inc. (f/k/a E.I. du Pont de Nemours and Company).
by
/s/ Thomas Warnock
Assistant Secretary

Corteva, Inc.
by
/s/ Jennifer Johnson
SVP, Chief Legal Officer & Corporate Secretary NORTH CAROLINA ATTORNEY GENERAL
by
/s/ Jeff Jackson
Attorney General for North Carolina

BLADEN COUNTY
by
/s/ Cameron McGill
Chairman

BRUNSWICK COUNTY
by
/s/ Mike Forte
Chairman

COLUMBUS COUNTY
by
/s/ Amanda B. Prince
County Attorney

CUMBERLAND COUNTY
by
/s/ Kirk deViere
Chairman

NEW HANOVER COUNTY
by
/s/ LeAnn Pierce
Chair, Board of Commissioners

ROBESON COUNTY
by
/s/ Kellie Hunt Blue
County Manager

SAMPSON COUNTY
by
/s/ Allen Vann
County Manager

TOWN OF WRIGHTSVILLE BEACH
by
/s/ Haynes M. Brigman
Town Manager

CITY OF LUMBERTON
by
/s/ Bruce Davis
Mayor

VILLAGE OF BALD HEAD ISLAND
by
/s/ Chris McCall
Village Manager

LOWER CAPE FEAR WATER AND SEWER AUTHORITY
by
/s/ Scott Phillips
Chairman

Exhibit A – Litigations

•
Brunswick County, Lower Cape Fear Water & Sewer Authority, and Town of Wrightsville Beach v. The Chemours Company FC, LLC, et al., Nos. 7:17-cv-00209-D and 7:17-cv-00195-D (E.D.N.C.)1
•
Columbus County v. The Chemours Company, et al., No. 2:25-cv-13899 (D.S.C.)
•
Cumberland County v. The Chemours Company, et al., No. 22 CVS 1569 (N.C. Super. Ct., Cumberland Cnty.)
•
City of Lumberton v. 3M Co., No. 2:23-cv-00936 (D.S.C.).
•
New Hanover County v. The Chemours Company, et al., No. 2:24-cv-01218 (D.S.C.)
•
Robeson County v. 3M Co., No. 2:23-cv-01726 (D.S.C.).
•
State of North Carolina v. 3M Co., No. 2:22-cv-00014 (D.S.C.).
•
State of North Carolina v. 3M Co., No. 2:22-cv-00015 (D.S.C.).
•
State of North Carolina v. 3M Co., No. 2:22-cv-00040 (D.S.C.).
•
State of North Carolina v. 3M Co., No. 2:22-cv-00041 (D.S.C.).
•
State of North Carolina v. 3M Co., No. 2:22-cv-04416 (D.S.C.).
•
State of North Carolina v. 3M Co., No. 2:22-cv-04431 (D.S.C.).
•
State of North Carolina ex rel. Jackson v. E.I. du Pont de Nemours & Co., No. 20 CVS 005612-250 (N.C. Super. Ct. Bus. Ct.).
•
Village of Bald Head Island, North Carolina v. 3M Co., No. 2:23-cv-03742 (D.S.C.).

1 This action is identified solely with respect to the claims of Brunswick County, Lower Cape Fear Water & Sewer Authority, and the Town of Wrightsville Beach that are resolved under this Agreement. Cape Fear Public Utility Authority is also a plaintiff in the action but is not a Party to, and its claims are not resolved by, this Agreement.

Exhibit B – Payment Schedule

Payment Year	Settling State Subdivision Payment Amount		State Payment Amount	Total Payment Amount
Year 1		$77,500,000	$25,000,000	$102,500,000
Year 2		$77,500,000	$3,000,000	$80,500,000
Year 3		$77,500,000	$3,000,000	$80,500,000
Year 4		$25,000,000	$3,000,000	$28,000,000
Year 5		$25,000,000	$3,000,000	$28,000,000
Year 6		$25,000,000	$3,000,000	$28,000,000
Year 7		$25,000,000	$3,000,000	$28,000,000
Year 8		$25,000,000	$4,000,000	$29,000,000
Year 9		$12,500,000	$4,000,000	$16,500,000
Year 10		$10,000,000	$4,000,000	$14,000,000
Year 11	$		$4,000,000	$4,000,000
Year 12	$		$4,000,000	$4,000,000
Year 13	$		$4,000,000	$4,000,000
Year 14	$		$4,000,000	$4,000,000
Year 15	$		$4,000,000	$4,000,000
Total		$380,000,000	$75,000,000	$455,000,000